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                                                                    EXHIBIT 10.7

                                                                    EXECUTION

                           EXCLUSIVE LICENSE AGREEMENT

      In this Agreement, Interleukin Genetics, Inc., a Delaware Corporation having its principal office at 135 Beaver Street, Waltham, MA 02452 (hereafter "IG"), and Access Business Group International LLC, having offices at 7575 Fulton Street, East, Ada, Michigan 49355-0001 (hereafter "ABG"), agree as follows:

                             Article I - Background

      1.1 IG has developed technology relating to analyzing the effect of variations in genes related to inflammation, including but not limited to the effect of such variations on the risk for [ * ] and [ * ] disease, and determining through genetic profiling, individuals who may benefit from specific interventions to promote health, and owns the patents and patent applications listed in Exhibit A hereto which disclose and claim certain aspects of the technology.

      1.2 ABG desires an exclusive license under the patents, patent applications, and technology and know-how in accordance with the terms of this Agreement and IG is willing to grant such a license.

      1.3 ABG and IG have entered into a Research Agreement of even date with this Agreement.

                            Article II - Definitions

      2.1   "[     *     ] Test" means an analytic test performed on a [
*     *     ] or [     *     ] to [ *     *     ] response to the use of a
Dermagenomics Consumable or a Nutrigenomics Consumable.

      2.2 "Control" or "Controlled" means (a) with respect to Technology (other than Proprietary Materials) and/or Patent Rights, the possession by a party of the ability to grant a license or sublicense of such Technology and/or Patent Rights as provided herein without violating the terms of any agreement or arrangement between such party and any third party and (b) with respect to Proprietary Materials, the possession by a party of the ability to supply such Proprietary Materials to the other party as provided herein without violating the terms of any agreement or arrangement between such party and any third party.

      2.3 "Dermagenomics Consumable" means any nutritional supplement or skin care product or topical delivery system which [ * * * * ] designed to produce a positive health benefit and/or a positive appearance of skin (i) the manufacture, use or sale of
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which would, absent the license or ownership rights granted to ABG hereunder and under the Research Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which makes a claim or claims of efficacy or utility based upon the research conducted under the Research Agreement or upon the use or results of a Dermagenomics Test.

      2.4   "Dermagenomics Field" means products, compositions, apparatuses,
processes, and business services that [   *     *     *     *     *     *
] and relate to skin care, including but not limited to, Dermagenomics Consumables.

      2.5 "Dermagenomics Product" means a Dermagenomics Consumable or a Dermagenomics Test.

      2.6 "Dermagenomics Test" means any genomic test used to determine appropriate recipients of a Dermagenomics Consumable (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder and under the Research Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which was developed, modified or improved under the Research Agreement.

      2.7 "Effective Date" means the date of signature of the last of the parties to sign this Agreement.

      2.8 "IG Patent Rights" means any Patent Rights with respect to IG Technology and includes, but is not limited to, the patents listed on Exhibit A.

      2.9 "IG Technology" means any Technology Controlled by IG as of the Effective Date and during the term of this agreement that is used by IG, or provided by IG for use, in the Research Program.

      2.10 "Improvement" means any beneficial modification or variation of a Licensed Product conceived and reduced to practice after the Effective Date, any beneficial modification or variation of the Licensed Information transferred pursuant to paragraph 5.1 conceived and reduced to practice after the Effective Date, and/or any beneficial modification or variation of the IG Patent Rights conceived and/or reduced to practice after the Effective Date.

      2.11  "Licensed Field" means the Dermagenomics and Nutrigenomics Fields
for products or services and [     *     ] Tests for use with Dermagenomics
and Nutrigenomics Consumables.

      2.12 "Licensed Information" means the proprietary information, know-how and trade secrets and Technology owned by IG as of the Effective Date which relates to the Licensed Products or the subject matter of the IG Patent Rights and IG Technology.

      2.13  "Licensed Product" means any Dermagenomics Product or
Nutrigenomics Product.

      2.14  "Licensed Territory" means the world.

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      2.15 "Manufacturing Cost" means the direct manufacturing cost as determined using ABG's customary accounting procedure, which will include standard cost including material, labor, and overhead.

      2.16 "Nutrigenomics Consumable" means any nutritional supplement, nutraceutical compound or delivery system for a nutritional supplement or nutraceutical compound that [ * * * * * * ] designed to produce a positive health benefit (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder or under the Research Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which makes a claim or claims of efficacy or utility based upon the research conducted under the Research Agreement or upon the use or results of a Nutrigenomics Test.

      2.17  "Nutrigenomics Field" means products, compositions, apparatuses,
processes, and business services that [   *     *     *     *     *     *
* ] and relate to nutritional supplements or nutraceutical compounds, including but not limited to, Nutrigenomics Consumables.

      2.18 "Nutrigenomics Product" means a Nutrigenomics Consumable or a Nutrigenomics Test.

      2.19 "Nutrigenomics Test" means any genomic test used to determine appropriate recipients of a Nutrigenomics Consumable (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder or under the Research Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which was developed, modified or improved under the Research Agreement.

      2.20 "Patent Rights" means the rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof.

      2.21 "Program Invention" means any Technology, whether or not patentable, which has utility in the development, manufacture, use or sale of any Dermagenomics Product or Nutrigenomics Product and which is conceived and/or first reduced to practice by employees of, or consultants to, either party, or jointly by both parties, in the conduct of the Research Program.

      2.22 "Program Patent Rights" means all Patent Rights claiming any Program Invention.

      2.23 "Proprietary Materials" means any tangible chemical, biological or physical research materials that are furnished by or on behalf of one party to the other party in connection with this Agreement or the Research Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring party.

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      2.24 "Related Company" means (a) a corporation, firm or association which, or an individual who, owns a controlling interest in a party hereto by stock ownership or otherwise, (b) a corporation, firm or association in which a party hereto owns a controlling interest by stock ownership or otherwise, or (c) a corporation, firm or association in which a controlling interest by stock ownership or otherwise is owned by a corporation, firm or association which, or an individual who, also owns a controlling interest in a party hereto by stock ownership or otherwise.

      2.25 "Research Agreement" means the research agreement executed between IG and Access on even date with this Agreement.

      2.26 "Research Program" means the program to be conducted by the Parties as described in the Research Agreement.

      2.27 "Technology" means and includes all inventions, discoveries, know-how, improvements and Proprietary Materials, whether or not patentable, including but not limited to, structural and functional information and other data, formulations and techniques.

                           Article III - License Grant

      3.1 IG hereby grants to ABG an exclusive license, with the right to grant sublicenses, to practice in the Licensed Field under the IG Patent Rights, the IG Technology and IG's interest in the Program Patent Rights and Program Inventions and to make, have made, use, sell, offer for sale and import Nutrigenomics Consumables and Dermagenomics Consumables in the Licensed Territory and in the Licensed Field, and to sell Nutrigenomics Tests and Dermagenomics Tests in the Licensed Territory and in the Licensed Field for the term of this Agreement unless earlier terminated pursuant to the terms hereof; provided, however, that such license does not include the right to perform or sublicense others to perform Dermagenomics Tests or Nutrigenomics Tests.

                           Article IV - Consideration

      4.1 ABG will pay to IG a royalty of [ * * * ]%) of the Manufacturing Cost of Dermagenomics and Nutrigenomics Consumables sold by ABG and its Related Companies.

      4.2 A Dermagenomics or Nutrigenomics Consumable shall be considered sold on the date of shipment or the date of an invoice, whichever is earlier.

      4.3 ABG agrees that with respect to sales of Dermagenomics and Nutrigenomics Tests where IG does not perform the test, IG is entitled to a reasonable royalty from the third party testing facility in exchange for the grant of a license by IG to the third party to enable the third party to perform the tests, that royalty to be negotiated in good faith among ABG, the third party and IG.

      4.4 ABG agrees that with respect to sales of [ * ] Tests [ * * * ], IG is entitled to a reasonable royalty from the third party testing facility in



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consideration of the development of the [ * ] Test by IG, that royalty to be negotiated in good faith among ABG, the third party and IG.

      4.5 In the event that ABG or a Related Company enters into a Sublicense with respect to the rights granted herein, ABG will pay to IG a royalty equal to [ * * * ]%) of the royalties or other consideration received from the sublicensee. As used herein, "Sublicense" shall mean a royalty bearing license between ABG and a non-ABG related company granting rights within the Licensed Field under the IG Patent Rights, IG Technology, or the Program Patent Rights or Program Inventions relating to Dermagenomics Consumables or Nutrigenomics Consumables.

      4.6 Within thirty (30) days after the end of each calendar quarter, ABG shall send to IG a written report setting forth all Dermagenomics and Nutrigenomics Consumables sold, the Manufacturing Cost thereof and the royalties and other consideration received under Sublicenses during the preceding quarter, or in the case of the first such report, since the effective date of the Agreement and the calculation of royalties due hereunder. A final report shall be sent to IG within sixty (60) days after termination or expiration of this Agreement. All such reports shall be accompanied by the payment of the royalty due.

      4.7 ABG shall keep good and accurate books of account sufficient to permit determination of the royalties due hereunder and shall make such books of account available for inspection by an independent accountant designated by IG and reasonably acceptable to ABG. Such inspections shall be no more frequent than once each calendar year during the term hereof and once within six months after termination of this Agreement. The designated accountant shall retain in confidence the information in the books of account and shall report to IG only the accuracy or inaccuracy of the reports rendered pursuant to paragraph 4.6 hereof. Such inspections will be at IG's expense unless the accountant's report shows an underpayment of 5% or more, in which event ABG will reimburse IG for the cost of the inspection.

                           Article V - Confidentiality

      5.1 IG has and will continue to provide Licensed Information to ABG. Within sixty (60) days after the effective date of this Agreement, IG shall deliver to ABG such Licensed Information not previously provided to ABG. Such Licensed Information shall be in writing to the extent possible, or, where not susceptible to written transfer, shall be disclosed orally or by demonstration. Licensed Information disclosed orally or by demonstration and considered confidential by IG shall be summarized in a written document supplied to ABG within twenty (20) days of such disclosure.

      5.2 ABG agrees that all Licensed Information shall remain the property of IG and shall not be copied or distributed to anyone outside the employ of ABG or Related Companies of ABG without the prior written consent of IG. Upon termination or expiration of this Agreement, and upon written request from IG, ABG agrees to return to IG all documents, prototypes, computer-based data and other tangible material which constitutes or incorporates Licensed Information.

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      5.3 For five years from termination, ABG agrees to keep all Licensed
Information confidential and to treat all Licensed Information with the same degree of care accorded its own proprietary or confidential information. ABG shall not disclose any Licensed Information to anyone other than employees of ABG who have a reasonable need for access thereto, and ABG will advise each such employee of the confidential nature of the Licensed Information and of the procedures required to protect it.

      5.4 The obligations of paragraph 5.3 hereof shall not apply to Licensed Information, which ABG can establish:

          a) was publicly known at the time of disclosure to ABG or thereafter becomes publicly known through no fault of ABG or a Related Company; or

          b) was independently developed by ABG by persons having no access to the Licensed Information or already in the possession of ABG at the time of disclosure to ABG by IG; or becomes available to ABG from a source other than IG without breach of a confidentiality obligation; or

          c) is required to be disclosed by law or court order.

            Specific aspects or details of Licensed Information shall not be deemed to be within the public domain merely because the Licensed Information is embraced by general disclosures in the public domain. In addition, any combination of Licensed Information shall not be considered in the public domain merely because individual elements thereof are in the public domain unless the combination and its principles are in the public domain.

      5.5 Throughout the term of this Agreement, ABG may disclose to IG ABG Information. "ABG Information" will mean ABG business or other proprietary information identified as confidential at the time of disclosure. ABG Information disclosed orally or by demonstration and considered confidential by ABG shall be summarized in a written document supplied to IG within twenty (20) days of such disclosure.

      5.6 IG agrees that all ABG Information shall remain the property of ABG and shall not be copied or distributed to anyone without the prior written consent of ABG. Upon written request from ABG, IG agrees to return to ABG all documents, prototypes, computer-based data and other tangible material, which constitutes or incorporates ABG Information.

      5.7 IG agrees to keep all ABG Information confidential and to treat all ABG Information with the same degree of care accorded its own proprietary or confidential information. IG shall not disclose any ABG Information to anyone other than employees of IG who have a reasonable need for access thereto, and IG will advise each such employee of the confidential nature of the ABG Information and of the procedures required to protect it.

      5.8 Neither Party may publicly disclose the terms of this Agreement or the status or content of the Research Program without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure
(a) to the extent required by law or by the

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requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or (b) to any actual or prospective acquirors, real estate or equipment lessors, investors, lenders and other potential financing sources who are obligated to keep such information confidential. In the event that such disclosure is required by the foregoing clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party to the maximum extent possible with respect to the wording and timing of any such disclosure. The Parties shall mutually agree on a press release announcing the execution of this Agreement to be issued immediately following the execution hereof. If either Party wishes to issue any further press release regarding the Research Program, it shall furnish a copy to the other Party, which shall review such press release and provide any comments within two (2) business days. Once any written statement is approved for public disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

                        Article VI - Term and Termination

      6.1 This Agreement shall be effective on the Effective Date and shall expire on the expiration of the last to expire of the IG Patent Rights or the Program Patent Rights relating to [ * ] Tests, Nutrigenomics Tests or Dermagenomics Tests unless extended or earlier terminated pursuant to the terms hereof.

      6.2 This Agreement may be terminated by either party for a material breach by the other party of the provisions hereof. Such termination shall be effective sixty (60) days after written notice to the other party of the breach if the breach has not been remedied.

      6.3 In the event of termination of this Agreement, ABG shall have the right to complete all contracts for the sale of Licensed Products under which ABG is obligated on the date of termination provided ABG pays royalties on such sales as required in Article IV hereof and provided all such sales are completed within six (6) months after the date of termination.

      6.4 The obligations of paragraphs 4.5, 4.6, 5.2, 5.3, 5.6, 5.7 and 5.8 shall survive termination of this Agreement to the extent necessary to effect the purposes thereof. In addition, ABG's obligation to pay royalties under
Section 4.1 and 4.4 shall continue until the expiration of the last to expire of the IG Patent Rights or the Program Patent Rights relating to [ * ] Tests, Nutrigenomics Tests or Dermagenomics Tests. ABG agrees that in the event the termination of this Agreement is before the fifth anniversary of the Effective Date it will discontinue use of the Licensed Information and, within thirty (30) days after such termination, and upon written request from IG, to return to IG all documents, prototypes, computer-based data and other tangible material containing or constituting Licensed Information.

      6.5 ABG shall have the right to terminate this Agreement, without cause, on one hundred eighty (180) days advance written notice to IG.

      6.6 The right of either party to terminate under the provisions of this Article shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, to an order requiring performance of the obligations of this Agreement, or to any other legally available remedy.

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      6.7 Either party shall have the right by written notice to the other, to terminate this Agreement at any time upon or after;

            (a)   An adjudication that IG or ABG is bankrupt or insolvent;

            (b) The filing by IG or ABG of a Petition of Bankruptcy, or a Petition or Answer seeking reorganization, readjustment or rearrangement of its business or affairs under any law or governmental regulation relating to bankruptcy or insolvency;

            (c) The appointment of a receiver of the business or for all or substantially all of the property of IG or ABG;

            (d) The making by IG or ABG of an assignment or an attempted assignment for the benefit of its creditors; or

            (e) The institution by IG or ABG of any proceedings for the liquidation or winding up of its business or affairs.


             Article VII - Intellectual Property and Improvements

      7.1 Each party shall retain ownership of all Patent Rights and Technology owned by it on the Effective Date of this Agreement.

      7.2 IG agrees to disclose to ABG all Improvements, which it solely or jointly develops and/or owns within the Licensed Field and with respect to Dermagenomics Tests and Nutrigenomics Tests during the term of this Agreement. Such disclosures shall be subject to the obligations of confidentiality of
Article V. ABG shall have the right of first refusal by providing IG, within sixty (60) days after such disclosure, its written notice to add such Improvements to the licensed IG Patent Rights or Licensed Information. Improvements not so elected shall not be disclosed or used by ABG.

      7.3 IG will bear the cost associated with the filing, prosecution, issuance and maintenance of all IG Patent Rights provided that:

            (a) IG will have the right to choose the patent attorney(s) or agent(s) who will prosecute the applications;

            (b) ABG and IG will jointly agree on all decisions that affect the scope of the claims in the Licensed Field, Dermagenomics Tests, and Nutrigenomics Tests or relate to the continued prosecution of claims in the application in the Licensed Field, including but not limited to decisions to file continuation applications, file appeals, file oppositions, or abandon the applications; and

            (c) ABG will have the right to review and provide substantive changes to claims in patent applications relating to the Licensed Field prior to the filing of the application,
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including the right to select countries in which or treaties under which the patent applications will be filed.

            (d) IG will inform ABG of any matter requiring action under paragraph (b) or (c), and ABG will respond within four (4) weeks. If ABG does not respond, IG shall be free to take action on its own.

      7.4 Subject to Section 5.8, ABG will retain the right to control all publicity with regard to the Program Patent Rights and Licensed Information and its application in the Licensed Field, Dermagenomics Tests, and Nutrigenomics Tests.

      7.5 ABG agrees to mark or have marked all Licensed Products made, sold, used or leased by it or its sublicensees under the IG Patent Rights, if and to the extent such markings shall be practical, with such patent markings as shall be desirable or required by applicable patent laws.

                  Article VIII - Right of First Negotiation

      8.1 Except for products for which IG has commenced discussions with third parties prior to the Effective Date, as disclosed to ABG in writing, in the event that IG at any time during the Term of this Agreement wishes to enter into a business arrangement for a product (a "Future Product") (i) for use outside of the Licensed Field, or (ii) that IG plans to market as its own product but is seeking a Third Party to assist with marketing or commercialization, then IG shall give written notice to ABG specifying in reasonable detail the proposed or existing Future Product (the "IG Notice"). ABG shall have thirty (30) days after the date of the IG Notice to provide a written response to IG (the "ABG Response") as to whether or not it wishes to enter into negotiations with IG with respect to such rights. If the ABG Response is not received within the thirty (30) day response period or if ABG declines to enter into negotiations, IG shall thereafter have the right, alone or in collaboration with a third party, to pursue the development, commercialization or licensing of the Future Product. If the ABG Response states that ABG wishes to enter into negotiations with IG, the Parties shall negotiate exclusively and in good faith the terms of a business arrangement for such Future Product for a period of sixty (60) days from the date of the ABG Response. If the Parties do not agree upon and execute a written agreement within the sixty (60) day negotiation period, as such period may be extended by written agreement of both Parties, then ABG shall, within ten business days following the expiration of such period, deliver to IG a proposal (the "ABG Proposal") containing the material terms on which ABG proposes to enter into a business arrangement for the Future Product. If IG accepts such ABG Proposal, then it shall so notify ABG and the parties shall promptly enter into a binding written agreement containing the terms of the ABG Proposal. If IG does not accept the ABG Proposal, then it shall so notify ABG, whereupon IG shall have the right to negotiate with (but not disclose the terms of the ABG Proposal
to) any third party, and consider such proposal from a third party (the "Third Party Proposal") containing the material terms on which the third party proposes to enter into a business arrangement with respect to such Future Product; provided that IG shall not accept the Third Party Proposal or any agreement related thereto, unless and until IG determines in good faith that the terms of the Third Party Proposal, taken as a whole, are more favorable to IG than the terms of the ABG Proposal, taken as a whole, recognizing the principle that ABG is the preferred partner in all circumstances in which the proposals are roughly comparable.
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                       Article IX - Warranty and Indemnity

      9.1 IG represents and warrants that it owns the IG Patent Rights, IG Technology and Licensed Information, that it has the right to enter into this Agreement, that it is not a party to any existing assignments, grants, licenses, encumbrances, obligations or agreements, written or oral, inconsistent with this Agreement, that is has not granted any rights in the Licensed Field in the IG Patent Rights or Licensed Information to a third party, that it will not take action inconsistent with the rights granted herein, that it has no actual knowledge of any basis for invalidity or unenforceability of such IG Patent Rights.

      9.2 IG represents and warrants that it will maintain the IG Patent Rights in force during the term of this Agreement.

      9.3 ABG HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE USEFULNESS OR FREEDOM FROM DEFECTS OF THE LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS, (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE IN THE TRADE, and (c) ANY OBLIGATION, RIGHT, LIABILITY, CLAIM OR REMEDY FOR (1) LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DAMAGES, (2) INFRINGEMENT OF THIRD PARTY INTANGIBLE PROPERTY RIGHTS, and (3) INCIDENTAL OR CONSEQUENTIAL DAMAGES.

      9.4 Except as otherwise provided in this Article VIII, ABG will defend and hold IG harmless against all claims, liabilities, damages, expenses, or losses arising out of any manufacture, use, sale or other disposition by ABG of Dermagenomics and Nutrigenomics Consumables under this Agreement.

      9.5 In the event that either party becomes aware of a third party infringing an IG Patent Right by manufacture, use or sale of a Licensed Product in the Licensed Field and Licensed Territory, ABG shall have the right, but not the obligation, to bring an action against such third party for infringement of an IG Patent Right in ABG's name, and in the name of IG. IG agrees to cooperate with ABG in any such action at ABG's expense. Any funds recovered from such enforcement of an IG Patent Right shall be shared proportionately between the parties in the same proportion that the parties shared the costs and expenses of enforcement hereunder.

                            Article X - Best Efforts

      10.1 ABG specifically disclaims any obligation to exercise best efforts in exploiting the IG Patent Rights or Licensed Information, in developing or improving Licensed Products or in creating or satisfying demand for Licensed Products. ABG will exercise a good faith reasonable business judgment in its performance under this Agreement. IG specifically acknowledges and agrees to this disclaimer.

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                             Article XI - Assignment

      11.1 This Agreement has been entered into by IG in reliance upon the particular qualifications of ABG and is personal to ABG. Neither this Agreement, nor any rights or obligations hereunder, may be assigned, pledged or encumbered by ABG without the express prior written approval of IG, provided, however, that ABG may assign this Agreement without such approval in conjunction with its sale of substantially all of the assets of the business associated with performance hereunder, or to any affiliate or subsidiary of ABG.

      11.2 IG may assign, pledge or encumber only its monetary rights under this Agreement provided, however, that IG may assign this Agreement to any successor corporation resulting from any merger or consolidation of IG with or into such corporation or in conjunction with its sale of substantially all of the assets of the business associated with performance hereunder, or to any affiliate or subsidiary of IG.

                           Article XII - Miscellaneous

      12.1 A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

      12.2 Nothing herein shall be deemed to create an agency, joint venture or partnership relation between the parties hereto.

      12.3 This Agreement, together with the Research Agreement, constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and merges and supersedes all prior discussions, negotiations, understandings and agreements between the parties concerning the subject matter hereof. Neither party shall be bound by any definition, condition, warranty, right, duty or covenant other than as expressly stated in this Agreement or the Research Agreement or as subsequently set forth in a written document signed by both parties. Each party expressly waives any implied right or obligation regarding the subject matter hereof.

      12.4 This Agreement shall be interpreted and construed, and the legal relations created herein shall be determined, in accordance with the laws of the State of Michigan and the United States of America, without regard to the applications of principles of conflicts of law.

      12.5 This Agreement may be amended only by a written document signed by authorized representatives of both parties.

      12.6 Each party hereto agrees to execute, acknowledge and deliver all such further instruments, and to do all such further acts, as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

      12.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       11
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      12.8 Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding. In the event a part or provision of this Agreement held unenforceable or in conflict with law affects consideration to either party, the parties agree to negotiate in good faith amendment of such part or provision in a manner consistent with the intention of the parties as expressed in this Agreement.

      12.9 Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts or occurrences beyond the control of the non-performing or delayed party, including but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, shortages of labor or materials, fires and floods, provided the non-performing or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. The nonperformance or delay of a party as a result of such acts and in excess of one hundred eighty (180) days shall constitute cause for termination of this Agreement by written notice to the non-performing or delayed party.

      12.10 (a) Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party shall be in writing and delivered or sent to:

  To ABG:                                         To IG:

  Access Business Group International LLC Inc.    Interleukin Genetics, Inc.
  7575 Fulton Street, East                        135 Beaver Street, 3rd Floor
  Ada, Michigan 49335-0001                        Waltham, Massachusetts  02452
  Attn:  Chief Legal Officer                      Attn:  Phillip Reilly
                                                  Chairman

Each party may change its address for purposes of this Agreement by written notice to the other party.

            (b) All notices or other communications shall be deemed duly served and given on the date when personally delivered to the party to whom it is directed, when transmitted electronically by telex or facsimile, or when deposited in the United States mail, first class, postage prepaid, and addressed to the party at the address in Paragraph 12.10 (a).

      12.11 This Agreement shall be executed by each party in duplicate originals, each of which shall be deemed an original, but both originals together shall constitute only one and the same instrument.

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                                       12
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      IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on the signature page hereof.

                                                 INTERLEUKIN GENETICS, INC.


                                                 By: /s/ Philip R. Reilly
                                                    ----------------------------
                                                    Philip R. Reilly

                                                 Title: Chief Executive Officer
                                                 Date: March 5, 2003

                                                 ACCESS BUSINESS GROUP
                                                 INTERNATIONAL LLC


                                                 By: /s/ Beto Guajardo
                                                    ----------------------------
                                                    Beto Guajardo

                                                    Title: Vice President
                                                    Date: March 5, 2003

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                                    EXHIBIT A

The "IG Patent Rights" shall include, but not be limited to, the following patents:
                                  See Attached
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                                    EXHIBIT A


--------------------------------------------------------------------------------
                             LIST OF PATENTS ISSUED
================================================================================

PATENT NUMBER    APPLICATION DATE    ISSUED DATE            TITLE              INVENTORS (ASSIGNED TO INTERLEUKIN GENETICS, INC.)

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




--------------------------------------------------------------------------------
                            LIST OF PATENTS PENDING
================================================================================


REF. NUMBER   APPLICATION NUMBER        FILING DATE            TITLE              INVENTORS

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